UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2009

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2009, the Compensation Committee of American Italian Pasta Company (the "Company") approved the performance goals and the threshold, target and maximum payouts for the Company’s executive offices under the Company’s Cash Bonus Plan for fiscal 2010.  The Cash Bonus Plan provides for certain incentive amounts to be paid based on a percentage of the employee’s base salary and the achievement of certain threshold, target and maximum performance goals.  The performance goal for 2010 is earnings before interest, taxes, depreciation and amortization, as adjusted for certain items.  For executive officers of the Company in fiscal 2010, the Cash Bonus Plan provides for payments to Jack Kelly, Walt George, Paul Geist and Robert Schuller in the amounts of $255,000, $98,924, $78,078 and $75,075 respectively, at threshold, $510,000, $197,849, $156,156 and $150,150, respectively, at target, and $765,000, $296,733, $234,234 and $225,225, respectively, at maximum.  Adjustments may be made to the final payouts to reflect individual performance evaluations.

The Committee also approved a revised Stock Appreciation Rights Award Agreement, attached as Exhibit 10.1 hereto, which was revised to conform the change in control provision to the Company’s Amended and Restated Severance Plan for Senior Vice Presidents and Above.

Item 9.01  Financial Statements and Exhibits.

(d)      Exhibits

10.1  Stock Appreciation Rights Award Agreement for Senior Vice Presidents and Above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ITALIAN PASTA COMPANY

Date: December 22, 2009	By:	/s/ Robert W. Schuller
Robert W. Schuller
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Appreciation Right Award Agreement for Senior Vice Presidents and Above